CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form N-14 of Templeton Growth Fund, Inc. (the "Registration Statement") of our report dated October 13, 2004, relating to the financial statements and financial highlights which appear in the August 31, 2004 Annual Report to Shareholders of Templeton Growth Fund, Inc., which appear in such Registration Statement. We also consent to the reference to us under item 4. "Representations and Warranties by the Company" in Exhibit A to the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the N-1A registration statement of Templeton Growth Fund, Inc. dated January 1, 2005, which also appears in the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated October 13, 2004, relating to the financial statements and financial highlights which appear in the August 31, 2004 Annual Report to Shareholders of Templeton Capital Accumulator Fund, which are also incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the N-1A registration statement of Templeton Capital Accumulator Fund dated January 1, 2005, which is also incorporated by reference in the Registration Statement.




/s/PricewaterhouseCoopers LLP

San Francisco, California
January 13, 2005